Exhibit 99.1

Aytu BioScience Announces Appointment of David Green as Chief Financial Officer

Englewood, CO – December 18, 2017 – Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty life sciences company focused on global commercialization of novel products in the field of urology, today announced the appointment of David A. Green as Chief Financial Officer. Mr. Green is a highly accomplished CFO, who brings an extensive array of financial, accounting, and operational experience to Aytu, including a background at both public and private life sciences companies over his twenty-five-year career. Effective today Mr. Green joins Aytu BioScience to oversee the Company’s finance and accounting functions, and will report directly to the Chief Executive Officer.

Prior to joining Aytu BioScience, Mr. Green served as Chief Accounting Officer at Intarcia Therapeutics, a biopharmaceutical company currently engaged in late stage clinical development. Prior to that, he was Chief Financial Officer of Catheter Connections, a commercial-stage medical device company that was acquired by Merit Medical. Preceding Catheter Connections, Mr. Green was CFO at Specialized Health Products International, a publicly traded medical device company that was acquired by C.R. Bard. Prior to his time serving in senior financial leadership roles at commercial-stage specialty life sciences companies, Mr. Green was a Managing Director at Duff & Phelps, a global investment banking and corporate finance advisory firm for nearly a decade. Mr. Green was also a founding member of Ernst & Young’s Palo Alto Center for Strategic Transactions, where he advised the firm’s clients on using strategic transactions to accelerate growth. Mr. Green earned a Bachelor of Science from the State University of New York, a Master of Business Administration from the University of Rochester, and is a Certified Public Accountant.

“Dave’s deep experience in finance, accounting and operations at high-growth, commercial-stage life sciences companies, along with his extensive transactional, valuation, and strategic planning expertise make him an excellent addition to Aytu’s senior leadership team at this important stage of the Company’s growth,” said Josh Disbrow, Chief Executive Officer of Aytu BioScience. “Dave’s extensive background as a public company CFO, paired with his experience across numerous transactions during his investment banking career, will be valuable to Aytu as we continue to grow by increasing sales of our current portfolio of products, as well as through additional strategic transactions. I welcome Dave and look forward to his contributions as a key member of our leadership team.”

“I am excited to be joining Josh and his talented leadership team at Aytu, and believe the Company is well positioned for tremendous value creation as we continue toward our objective of building a leading specialty life sciences company with substantial prospects for growth,” commented David Green.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty life sciences company focused on global commercialization of novel products in the field of urology, with a focus on products addressing vitality, sexual wellness, and reproductive health. The company currently markets two prescription products in the U.S.: Natesto®, the first and only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or “Low T”) and ProstaScint® (capromab pendetide), the only FDA-approved imaging agent specific to prostate specific membrane antigen (PSMA) for prostate cancer detection and staging. Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS® is commercialized outside the U.S. where it is a CE Marked, Health Canada cleared, and Australian TGA approved product, and Aytu is planning U.S.-based clinical trials in pursuit of 510k medical device clearance by the FDA. Aytu’s strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within growing markets. For more information visit aytubio.com. Aytu’s wholly-owned subsidiary Aytu Women’s Health (formerly Nuelle, Inc.), is a personal health and wellness company focused on women’s sexual wellbeing and intimacy. Aytu Women’s Health markets Fiera, a personal care device for women that is scientifically proven to enhance physical arousal and sexual desire. Fiera is a consumer device and is not intended to treat, mitigate, or cure any disease or medical condition. For more information about the Fiera personal care device visit fiera.com.

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as "may," "will," "should," "forecast," "could," "expect," "suggest," "believe," "estimate," "continue," "anticipate," "intend," "plan," or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: risks relating to gaining market acceptance of our products, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, and future events under our current and potential future collaborations. We also refer you to the risks described in "Risk Factors" in Part I, Item 1A of Aytu BioScience, Inc.'s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

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